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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

                 We consent to the incorporation by reference in the registration statements of PDS Gaming Corporation on Form S-8 (File No. 33-85966) of our report dated March 2, 2004, on our audits of the consolidated financial statements of PDS Gaming Corporation and Subsidiaries as of December 31, 2003 and 2002, and for the years ended December 31, 2003, 2002 and 2001, which report is included in this Annual Report on Form 10-K.

PIERCY, BOWLER, TAYLOR & KERN
Certified Public Accountants and Business Advisors,
A Professional Corporation

Las Vegas, Nevada
March 25, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS